UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 6, 2007 (January 31, 2007)
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-6776	75-0778259
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2728 N. Harwood Street, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number including area code: (214) 981-5000
Not Applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 7.01 Regulation FD.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Stock Purchase Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement
     On January 31, 2007, Centex Corporation, a Nevada corporation (“Centex”), Centex Construction Group, Inc., a Nevada corporation and a wholly owned subsidiary of Centex (“Construction Services”), Balfour Beatty, Inc., a Delaware corporation (the “Purchaser”), and Balfour Beatty plc, a company organized under the laws of England and Wales (“Balfour Beatty”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), under the terms of which Centex agreed to sell and the Purchaser agreed to purchase all of the issued and outstanding shares of capital stock of Construction Services.
     The purchase price to be paid by the Purchaser in consideration of the outstanding shares of capital stock of Construction Services consists of the following:
     (a) cash payments to be made at closing in an aggregate amount equal to $362.0 million; and
     (b) additional cash payments (the “Additional Payments”) in an aggregate amount equal to $60.0 million to be made over a 15-year period after the closing.
The Additional Payments will be made in consideration of the willingness of Centex to make an election in connection with this transaction pursuant to Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the “Code”). The Purchaser will make the Additional Payments in installments of $4.0 million per annum over a period of 15 years. If the Code is amended so that the Purchaser is no longer entitled to the benefits of the Section 338(h)(10) election, the amount of the Additional Payments will be subject to change to ensure that any subsequent payments to be made by the Purchaser do not exceed 50% of the tax benefits related to such election.
     Immediately prior to the closing, Centex and Construction Services will make certain payments (the “Pre-Closing Payments”) to each other in order, among other things, to settle the principal outstanding intercompany obligations between the parties. In particular, Centex or Construction Services will make the following payments:
     (1) Centex will repay all outstanding cash advances made to it by Construction Services or any of its subsidiaries;
     (2) Each of Centex and Construction Services will repay all other intercompany obligations (other than obligations arising from certain ongoing construction projects and other ordinary course arrangements) owing by Centex to Construction Services or its subsidiaries or by Construction Services or its subsidiaries to Centex (as the case may be); and
     (3) Construction Services will pay to Centex a dividend equal to the stockholder’s equity of Construction Services (subject to certain adjustments) at the closing.

As a result of the Pre-Closing Payments, Centex currently estimates that it will be required to make net payments of approximately $265.0 million to Construction Services.
     The Stock Purchase Agreement provides for a post-closing adjustment, which is intended to reflect a final calculation of, among other things, certain reserves of Construction Services and its subsidiaries and each of the Pre-Closing Payments. This post-closing adjustment is expected to be completed between 90 and 120 days after the closing. If the parties are not able to reach agreement on the post-closing adjustment, any items in dispute will be submitted to and resolved by an accounting arbiter.
     The Stock Purchase Agreement contains customary representations and warranties, including representations and warranties regarding the business, operations, assets, liabilities, results of operations and financial condition of Construction Services. Centex has agreed to indemnify the Purchaser and its affiliates against losses arising from, among other things, (i) breaches of representations and warranties by Centex or Construction Services, (ii) breaches of any agreement or covenant on the part of Centex contained in the Stock Purchase Agreement, (iii) breaches of any agreement or covenant on the part of Construction Services contained in the Stock Purchase Agreement that is to be performed prior to or at the closing and (iv) certain litigation to which Centex is a party. The obligations of Centex to indemnify the Purchaser and its affiliates are subject to certain limitations.
     In addition, the Purchaser has agreed to indemnify Centex and its affiliates against losses arising from, among other things, (i) breaches of representations and warranties by the Purchaser, (ii) breaches of any agreement or covenant on the part of the Purchaser contained in the Stock Purchase Agreement, (iii) breaches of any agreement or covenant on the part of Construction Services contained in the Stock Purchase Agreement that is to be performed after the closing and (iv) any obligations that Centex may have after the closing in respect of surety bonds issued in connection with projects of Construction Services or any of its subsidiaries. The obligations of the Purchaser to indemnify Centex and its affiliates are subject to certain limitations.
     Centex currently expects that the sale of the capital stock of Construction Services pursuant to the Stock Purchase Agreement will be completed on or about March 31, 2007, subject to the satisfaction of certain conditions, which include (i) expiration or termination of the applicable “waiting period” under the Hart-Scott-Rodino Antitrust Improvements Act of 1974 and (ii) completion of the review of this transaction under the Exon-Florio Amendment without any action having being taken by the President of the United States. There can be no assurance as to whether such government approvals or reviews can be obtained or completed within the time frame specified above, if at all. Either party may terminate the Stock Purchase Agreement under certain circumstances if the sale of the capital stock of Construction Services has not been consummated by June 1, 2007.
     Under the terms of the Stock Purchase Agreement, Centex has agreed that, for a period of 18 months after the closing, it will not engage in the business of providing construction services to any third party in connection with the construction of multi-unit residential, healthcare, education, corporate office, corrections or other commercial projects of a type similar to those undertaken by Construction Services at any location within the United States of America. This non-competition covenant will not prohibit Centex from engaging in any other businesses, operations or activities of a type currently conducted by Centex or its subsidiaries, including any businesses, operations or activities of Centex’s homebuilding segment relating to the purchase and development of land or lots and the construction and sale of detached and attached single-family homes and land or lots. However, Centex will not be permitted to participate in the Military Housing Privatization Initiative (or any successor or similar program) during the non-competition period, subject to certain limited exceptions set forth in the Stock Purchase Agreement.
     Balfour Beatty is a party to the Stock Purchase Agreement principally in its capacity as guarantor. In such capacity, Balfour Beatty has unconditionally guaranteed the payment in full of all amounts owing by the Purchaser under the Stock Purchase Agreement and the performance by it of all other obligations thereunder.
     Construction Services is the entity through which Centex conducts its business relating to commercial construction services. Construction Services’ operations involve the construction of buildings for both private and government institutions, including educational institutions, hospitals, multi-unit residential, correctional institutions, airport facilities, office buildings, hotels and resorts and sports facilities. Construction Services provides a range of commercial contracting services, including construction management, general contracting, design-build and preconstruction services. For additional information regarding Construction Services and its business, financial condition and results of operations, please see Centex’s Annual Report on Form 10-K for the year ended March 31, 2006 and subsequent periodic reports filed by Centex with the Securities and Exchange Commission.
     Balfour Beatty, established in 1909, is a public limited corporation organized under the laws of England and Wales. Balfour Beatty engages in, among other things, business related to building, building management, civil engineering, rail engineering and investments.
     The foregoing includes a summary of certain of the principal provisions of the Stock Purchase Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Stock Purchase Agreement, which is attached as an exhibit hereto.
Item 7.01. Regulation FD
     On February 1, 2007, Centex issued a press release announcing the entry into the Stock Purchase Agreement described in Item 1.01.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description

10.1	Stock Purchase Agreement, dated as of January 31, 2007, among Centex Construction Group, Inc., Centex Corporation, Balfour Beatty, Inc. and Balfour Beatty plc

99.1	Press Release dated February 1, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION
By:	/s/ James R. Peacock III
James R. Peacock III
Vice President, Deputy General Counsel and Secretary

Date: February 6, 2007

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Stock Purchase Agreement, dated as of January 31, 2007, among Centex Construction Group, Inc., Centex Corporation, Balfour Beatty, Inc. and Balfour Beatty plc

99.1	Press Release dated February 1, 2007